Exhibit 99.1

Contact:    Gary Levine
Chief Financial Officer
CSP Inc.
Tel: 978.663.7598 ext. 1200
Fax: 978.663.0150

CSP Inc. Announces Board Approval of CEO Succession Plan

Victor Dellovo Appointed Permanent President & CEO;
Shelton James Becomes Chairman

BILLERICA, MA, September 4, 2012 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today announced its Board of Directors has approved a succession plan for former Chairman, President and Chief Executive Officer Alexander R. Lupinetti, who passed away suddenly late last month. Victor Dellovo, 43, who was appointed Interim President and CEO on August 20, 2012, will assume those roles on a permanent basis and he was also appointed as a member of the Board of Directors. C. Shelton (Shelly) James, 72, a Director of CSPI since 1994, has been appointed Chairman of the Board of Directors.

“Victor was our clear choice as CEO, and as the longest tenured member of our board, Shelly was an equally clear choice to assume the responsibilities of Chairman,” said CSP Director Chris Hall. “Both Victor and Shelly possess a deeply-rooted understanding and appreciation of CSP's history, and we believe their combined experience, vision and proven leadership talents create a new governance structure that complements and supports the Company's strategic and operational initiatives.”

“The organizational leadership Victor demonstrated at Modcomp was as impressive as the financial performance he delivered,” James commented. “His performance has long been lauded by the board and we have complete confidence in his ability to succeed Alex as CSP's new CEO.”

“During his tenure, Alex transformed CSP into a much larger company with significantly greater sales and the potential for accelerated profitable growth,” said Dellovo. “I am honored to continue his legacy, and I look forward to working with the CSP team to capitalize on our market opportunities.”

Victor Dellovo had served as President of Worldwide Operations of CSP's Modcomp subsidiary since September 2010. At Modcomp, he drove the transition of the Service and Systems Integration segment's strategy to higher-margin consulting as well as solutions and managed services. He also was responsible for spearheading the Company's successful acquisition of Florida-based R2 Technology Inc. He joined Modcomp as president of the Systems and Solutions segment in 2003 following the acquisition of Technisource Hardware Inc., a company he co-founded in 1997. Mr. Dellovo received a Bachelor of Science degree in Electrical Engineering from the University of Massachusetts-Lowell.

C. Shelton James has served on CSP's Board of Directors since 1994. He also currently serves as Principal of Shelton James Associates, a business consulting firm. He has formerly served as a Director of Fundamental Management Corporation; Director and CEO of Cyberguard Corporation; Director and Chief Executive Officer of Technisource, Inc.; Director of DRS Technologies; Chief Executive Officer and Chairman of Elcotel; and is a Director of Concurrent Computer Corporation.

The Company also announced that Peter Kaufman, will be promoted to Vice President of Operations at Modcomp Inc. He will assume the day to day operational responsibilities for the U.S. operation.
Mr. Dellovo will continue to oversee the world wide operation of Modcomp. Mr. Kaufman joined Modcomp following the acquisition of Technisource Hardware Inc. in 2003.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market IT integration solutions and high-performance computer systems to meet the diverse requirements of our industrial, commercial, and defense customers worldwide.

CSP's Systems segment includes the MultiComputer Division, which designs and manufactures commercial high-performance computer signal processing systems for a variety of complex real time applications in defense and commercial markets.  The Company's Modcomp Inc. subsidiary, also part of its Service and Systems Integration segment was founded in 1970, and has offices in the U.S., U.K. and Germany. Modcomp provides solutions and services for complex IT environments including storage and servers, unified communications solutions, IT security solutions and consulting services. More information about CSP is available on the company's website at www.cspi.com.

To learn more about Modcomp, Inc., consult www.modcomp.com.

Safe Harbor
The Company wishes to take advantage of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the timing of Victor Dellovo's appointment as CEO of CSP Inc, and his success in that role. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

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